Exhibit 10.4

EXECUTION

AMENDED AND RESTATED

AMENDMENT TO INNOVAGE HOLDING CORP.

STOCK PURCHASE WARRANT AGREEMENT

This Amended and Restated Amendment effective as of February 9, 2021 (this “Amendment”) to the TCO Group Holdings, Inc. Stock Purchase Warrant Agreement, with an issuance date of March 18, 2019, (the “Warrant Agreement”), is made by and between ADVENTIST HEALTH SYSTEM/WEST, a California nonprofit religious corporation, d/b/a ADVENTIST HEALTH (the “Holder”), and INNOVAGE HOLDING CORP. (F.K.A. TCO GROUP HOLDINGS, INC.), a Delaware corporation (the “Company”).

WHEREAS, subject to the terms and conditions set forth in this Amendment, and pursuant to Section 11 of the Warrant Agreement, the parties hereto desire to amend certain terms of the Warrant Agreement by entering into, and as set forth in, this Amendment; and

WHEREAS, the parties discovered a scrivener’s error with respect to the original Amendment to Innovage Holding Corp. Stock Purchase Warrant Agreement, dated February 9, 2021, by and between Holder and the Company (the “Original Amendment”), and now desire to amend and restate the Original Amendment and enter into this Amendment.

NOW THEREFORE, in consideration of the mutual promises and conditions contained herein, and for other good and valuable considerations, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

Section 1. Definitions. Capitalized terms used herein without definition  shall  have  the  meanings ascribed to such terms in the Warrant Agreement unless otherwise indicated.

Section 2.Amendment to the Warrant Agreement.

(a)	The preamble of the Warrant Agreement is amended and restated as follows:

THIS IS TO CERTIFY that ADVENTIST HEALTH SYSTEM/WEST, a California nonprofit religious corporation, d/b/a ADVENTIST HEALTH, and its permitted transferees, successors and assigns (the “Holder”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, is entitled to purchase from INNOVAGE HOLDING CORP. (F.K.A. TCO GROUP HOLDINGS, INC.), a Delaware corporation (the “Company”), shares of Company Common Stock, par value $0.001 per share, of the Company representing an aggregate number of Company Common Stock equal to $15,000,000 divided by the price per share of Company Common Stock in the Initial Public Offering, rounded down to the nearest whole share, at any time on or after the date on which the Company consummates its Initial Public Offering and expiring on the Expiration Date.

(b)Sections 2.1(a), 2.1(b) and 2.1(c) of the Warrant Agreement are amended and restated as follows:

(a)	Right to Exercise.

(i)At any time on or prior to the Expiration Date, the Holder may exercise this Warrant Agreement, in whole or in part, by delivering the Notice of Exercise, in the form of Exhibit A attached hereto and made a part hereof (the “Notice of Exercise”), duly executed. The aggregate Exercise Price (the “Aggregate Exercise Price”) to be paid for the shares of Warrant Common Stock to be purchased (the “Exercise Amount”) shall be equal to the product of (A) the Exercise Amount multiplied by (B) the

Exercise Price. If the Expiration Date is not a Business Day, then this Warrant Agreement may be exercised on the next succeeding Business Day.

(ii)Subject to all other terms and conditions hereof, the Holder only may exercise this Warrant Agreement and deliver a Notice of Exercise if the Aggregate Exercise Price in respect of such exercise is more than $5,000,000, unless such exercise is for all of the, or the remainder of any, outstanding, unexercised Warrant Common Stock.

(b)Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made to the Company in cash or other immediately available funds or as provided in Section 2(c) or a combination thereof. In the case of payment of all or a portion of the Aggregate Exercise Price pursuant to Section 2(c), the direction by the Holder to make a “Cashless Exercise” shall serve as accompanying payment for that portion of the Exercise Price.

(c)Cashless Exercise. Until the occurrence of any Reorganization Event, the Holder shall have the right to pay all or a portion of the Aggregate Exercise Price by making a “Cashless Exercise,” by instructing the Company to withhold a number of shares of Warrant Common Stock then issuable upon exercise of this Warrant with an aggregate Fair Market Value equal to such Aggregate Exercise Price or such other amount as the Holder so provides. In the event of any withholding of shares of Warrant Common Stock pursuant to this Section 2(c) where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld multiplied by (y) the Fair Market Value as of the Exercise Date.

(c)	Section 5(c) of the Warrant Agreement is deleted.

(d)Section 6 of the Warrant Agreement is amended by (i) amending and replacing the definitions of “Exercise Date,” “Exercise Price,” “Expiration Date” and “Fair Market Value” with the respective definition set forth below, and (ii) adding the defined terms “3-Day Daily VWAP,” “Bloomberg,” “Business Day,” “Closing Price,” “Company Capital Stock,” “Company Common Stock,” “Company Equity Securities,” “Company Stock Plans,” “Daily VWAP,” “Fully Diluted,” “Initial Public Offering,” “Market Disruption Event,” “Options or Convertible Securities,” “Person,” and “Trading Day” in each case, as follows:

“3-Day Daily VWAP” means the average of the Daily VWAP per share of Company Common Stock for each of three consecutive full Trading Days.

“Bloomberg” means Bloomberg Financial Markets.

“Business Day” means a day other than a day on which commercial banks in New York, New York are authorized or required by law to close.

“Closing Price” of the Company Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of the Company Common Stock on the Nasdaq Global Select Market on such date, in each case, as reported by Bloomberg. If the Company Common Stock is not traded on the Nasdaq Global Select Market on any date of determination, the Closing Price of the Company Common Stock on such date of determination means the closing sale price in the composite transactions for the principal United States securities exchange or automated quotation system on which the Company Common Stock is so listed or quoted as reported by Bloomberg, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Company Common Stock is so listed or quoted, or if the Company Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Company Common Stock in the over-the- counter market as reported by OTC Market Group, Inc. or any similar organization, or, if that bid price is not available, the market price of the Company Common Stock on that date as determined by a nationally recognized investment banking firm (unaffiliated with the Company) retained by the Company for such purpose.

“Company Capital Stock” means Company Common Stock and any other shares of capital stock of the Company.

“Company Common Stock” means common stock, par value $0.001 per share, of the Company.

“Company Equity Securities” means all shares of Company Capital Stock now or hereafter issued and all Options or Convertible Securities now or hereafter issued.

“Company Stock Plans” means all stock option plans, restricted stock purchase plans, stock option agreements, restricted stock purchase agreements and other stock-based incentive plans and agreements relating to the issuance of Company Equity Securities.

“Daily VWAP” means, for any Trading Day, the per share volume-weighted average price of the
Company-Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “InnovAge Holding Corp.” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant Trading Day until the scheduled close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Company Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Company) retained by the Company for such purpose). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Exercise Date” means the date on which Holder delivers to the Company the Notice of Exercise.

“Exercise Price” means the price per share of Company Common Stock in the Initial Public Offering.

“Expiration Date” means the date that is 12 months after the date of consummation of the Company’s Initial Public Offering.

“Fair Market Value” means, as of any particular Exercise Date, the 3-Day Daily VWAP ending on the Trading Day immediately preceding such Exercise Date.

“Fully Diluted” means, with respect to any determination of the number of shares of Company Common Stock outstanding or held by one or more Persons, the number of shares of Company Common Stock outstanding or held by such Person or Persons (excluding any unvested shares of restricted stock issued under any Company Stock Plan) assuming the conversion, exercise or exchange of all other Options or Convertible Securities for Company Common Stock (excluding any unvested stock options issued under any Company Stock Plan).

“Initial Public Offering” means the sale of shares of Company Common Stock to the public for the first time pursuant to an effective registration statement (other than a registration statement on Form S-4, Form S-8 or any similar or successor form) filed under the Securities Act.

“Market Disruption Event” means any suspension of, or limitation imposed on, trading of the Company Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Company Common Stock, any period or periods aggregating one half- hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Company Common Stock or options contracts relating to the Company Common Stock on the Relevant Exchange.

“Options or Convertible Securities” means any securities directly or indirectly convertible into or exercisable or exchangeable for Company Capital Stock.

“Person” means any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

“Trading Day” means a Business Day on which (A) trading in the Company Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Company Common Stock is then listed or, if the Company Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Company Common Stock is then traded and (B) on which there has not occurred a Market Disruption Event.

(d)Section 6 of the Warrant Agreement is further amended by deleting the following defined terms: “Change of Control,” “Consolidated EBITDA” (including Exhibit B), “Last Fiscal Quarter,” “TCO,” “TTM Consolidated EBITDA,” and “Valuation Firm.”

(e)	Section 18 of the Warrant Agreement is deleted in its entirety and replaced with the following:

(a)Adjustment to Exercise Price and Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the date hereof,

(i) pay a dividend or make any other distribution upon the Company Common Stock or any other capital stock of the Company payable in shares of Company Common Stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Company Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of shares of Warrant Common Stock issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Company Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Warrant Common Stock issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 18(a) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(b)	Notice of any Reorganization, Reclassification, Consolidation or Merger.

(i)At least 30 Business Days prior to the record date used for any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 18(a)), in each case which entitles the holders of Company Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Company Common Stock (any such occurrence in items (i) through (v), a “Reorganization Event”), the Company shall provide the Holder with advanced written notice of such event or transaction and the Holder shall have the right to elect prior to the consummation of such Reorganization Event, to give effect to the exercise rights contained in Section 2.

(ii)In the event of any Reorganization Event, the Holder shall thereafter have the right to purchase from the Company the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distributions on such Exchange Property which have a record date that is prior to the applicable Exercise Date) that the Holder would have received in such Reorganization Event had such Holder given effect to the exercise rights contained in Section 2 immediately prior to the effective date of the Reorganization Event. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person, then for the purpose of this Section 18(b)(ii), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Company Common Stock.

Section 3Effectiveness. This Amendment shall be effective upon the consummation of the Company’s Initial Public Offering. In the event the Company does not consummate its Initial Public Offering on or before April 30, 2021, this Amendment shall be terminated automatically and be of no further force or effect, and the terms of the Warrant Agreement, as originally provided for, shall remain unchanged.

Section 4. Miscellaneous.

(a)Each party hereto hereby represents and warrants that (i) it has all organizational power and authority to execute, deliver and perform this Amendment, (ii) the execution, delivery and performance of this Amendment by such party has been duly and validly authorized and approved by all necessary organizational action by it, (iii) this Amendment has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with the term of this Amendment, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors’ rights and subject to general principles of equity and (iv) all consents, approvals, authorizations, permits of, filings with and notifications to, any person or party necessary for the due execution, delivery and performance of this Amendment by such party have been obtained or made.

(b)This Amendment and the Warrant Agreement constitute the complete agreement and understanding among the parties hereto regarding the subject matter of this Amendment and supersede any prior understandings, agreement or representations regarding the subject matter of this Amendment or the Warrant Agreement. No party hereto shall be bound by any amendment, modification, waiver, discharge or termination of this Amendment unless the each party has agreed in writing to such amendment, modification, waiver, discharge or termination. This Amendment may be executed in multiple counterparts, all of which taken together shall constitute one instrument. Delivery of an executed signature page of this Amendment by electronic transmission shall be effective delivery as delivery of a manually executed counterpart hereof. This Amendment is governed by the laws of the State of Delaware, without regard to conflict of laws principles. After giving effect to this Amendment, each reference in the Warrant Agreement to “this Warrant”, this “Warrant Agreement”, “hereof”, “hereunder” or words of like import referring to the Warrant Agreement or the Warrant shall refer to the Warrant Agreement or the Warrant, as applicable, as amended by this Amendment.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first written above.

THE HOLDER

ADVENTIST HEALTH SYSTEM/WEST

By:	/s/ Bill Wing
Name:	Bill Wing
Its:	President

THE COMPANY

INNOVAGE HOLDING CORP.
(F.K.A. TCO GROUP HOLDINGS, INC.)

By:	/s/ Maureen Hewitt
Name:	Maureen Hewitt
Its:	Chief Executive Officer and President